Exhibit 99.1

Quest Resource Holding Reports First Quarter 2020 Financial Results

THE COLONY, TX – May 14, 2020 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights

•	Revenue was $25.3 million, a 4.9% decrease compared with the first quarter of 2019.
•	Gross profit was $4.5 million, unchanged compared with the first quarter of 2019.
•	Gross margin increased 90 basis points to 17.9% of revenue, compared with 17.0% for the first quarter of 2019.
•	Net loss per share was $(0.02), compared with $(0.01) during the first quarter of 2019.
•	Adjusted EBITDA was $534,000, compared with $796,000 for the first quarter of 2019.

“First quarter’s revenue comparison was impacted by low levels of production in a commodity waste stream at one of our largest industrial customers.  This had negligible impact on gross profit.  Late in the first quarter, we also began to feel the effects of COVID-19.  Thankfully, we maintain strong ongoing relationships with our customers, the bulk of which are considered essential businesses who continue to operate,” said S. Ray Hatch, President and Chief Executive Officer.  “I am proud of how our employees have worked to continue to deliver exceptional customer service and support, given the many challenges created by COVID-19.  We moved nearly all our employees to a virtual environment, worked with customers and subcontractors to adapt to new handling frequency, and took immediate action to protect our balance sheet and liquidity.  While it is impossible to predict how long the weakened demand will continue, we believe our asset-light business model, our strong balance sheet, and the essential nature of our services positions us well to weather this challenging environment.”

Mr. Hatch added “I would like to extend my best wishes to all that have been negatively impacted in the recent months due to COVID-19. I would also like to thank our employees, customers and subcontractors for their unhesitating and ongoing collaboration as we navigate these challenging times.”

First Quarter 2020 Earnings Conference Call and Webcast

Quest will conduct a conference call today, May 14, 2020, at 5:00 PM ET, to review the financial results for the first quarter ended March 31, 2020. Investors interested in participating on the live call can dial 1-800-954-0585 within the U.S. or 1-212-231-2908 from abroad, referencing conference ID: 21962384.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors/default.aspx.  A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures.  See attached table "Reconciliation of Net Loss to Adjusted EBITDA."

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services to customers from across multiple industry sectors that are typically larger, multi-location businesses.  In addition, Quest’s programs and services enable customers to address their environmental and sustainability goals and responsibilities. Quest provides information that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables customers to address their environmental and sustainability goals and responsibilities. For more information, visit www.questrmg.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our belief we have operations in place to sustainably support profitability while consistently providing excellent customer service; our belief that our asset-light business model and the essential nature of our services positions us to weather the challenging COVID-19 environment; and our belief that the financial measures contained in this press release facilitate operating performance comparisons from period to period.  These statements are based on our current expectations, estimates, projections, beliefs, and assumptions.  Such statements involve significant risks and uncertainties. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$25,332	$26,649
Cost of revenue	20,789	22,106
Gross profit	4,543	4,543
Selling, general, and administrative	4,409	4,214
Depreciation and amortization	334	326
Total operating expenses	4,743	4,540
Operating income (loss)	(200)	3
Interest expense	84	112
Loss before taxes	(284)	(109)
Income tax expense (benefit)	(52)	55
Net loss	$(232)	$(164)

Net loss applicable to common stockholders	$(232)	$(164)
Net loss per common share:
Basic and diluted	$(0.02)	$(0.01)

Weighted average number of common shares outstanding:
Basic and diluted	15,397	15,329

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2020	2019
Net loss	$(232)	$(164)
Depreciation and amortization	348	359
Interest expense	84	112
Stock-based compensation expense	377	204
Other adjustments	9	230
Income tax expense (benefit)	(52)	55
Adjusted EBITDA	$534	$796

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,350	$3,411
Accounts receivable, less allowance for doubtful accounts of $797 and $767 as of March 31, 2020 and December 31, 2019, respectively	15,185	13,900
Prepaid expenses and other current assets	1,375	1,110
Total current assets	19,910	18,421

Goodwill	58,208	58,208
Intangible assets, net	1,304	1,591
Property and equipment, net, and other assets	2,261	2,436
Total assets	$81,683	$80,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,336	$13,317
Deferred revenue and other current liabilities	23	19
Total current liabilities	14,359	13,336

Revolving credit facility, net	4,553	4,535
Other long-term liabilities	981	1,141
Total liabilities	19,893	19,012

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of March 31,2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,373 shares issued and outstanding as of March 31, 2020 and December 31, 2019	15	15
Additional paid-in capital	161,236	160,858
Accumulated deficit	(99,461)	(99,229)
Total stockholders’ equity	61,790	61,644
Total liabilities and stockholders’ equity	$81,683	$80,656

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